Exhibit 4.6

                 PETITION FOR TWENTY-SIXTH AMENDMENT TO CHARTER



TO THE SECRETARY OF STATE OF THE STATE OF GEORGIA:

         The petition of Savannah Electric and Power Company, a corporation of Chatham County, in said State, respectfully shows:

         I. It is a street and suburban railway company, with authority to do an electric light, heat and power business. Its Charter was granted by the Secretary of State of the State of Georgia on August 21, 1921, for the term of One Hundred and One Years (101 years), with the right of renewal and continuance thereafter as may be provided by law, upon a petition duly filed and pursuant to an Act of the General Assembly of the State of Georgia approved December 17, 1892, and acts amendatory thereof, and was amended by certificates issued by the Secretary of State on the following dates: (1) September 29, 1924, (2) November 15, 1926, (3) July 11, 1930, (4) June 19, 1942, (5) July 13, 1945, (6) December
31, 1945, (7) November 18, 1948, (8) April 20, 1953, (9) November 25, 1953, (10)
May 23, 1954, (11) October 13, 1954, (12) April 7, 1955, (13) March 5, 1957,
(14) April 17, 1957, (15) April 9, 1964, (16) March 3, 1970, (17) October 23,
1972, (18) October 15, 1975, (19) January 12, 1982, (20) August 7, 1984, (21)
August 6, 1986, (22) March 1, 1988, (23) December 9, 1988, (24) November 10,
1993 and (25) December 3, 1998.

         II. The authorized and outstanding shares of capital stock of the Company outstanding at May 19, 2004, the date of the Written Consent of the Sole Shareholder hereinafter referred to, are as follows:


                                                                            Authorized            Outstanding
Kind of Stock                                                            Number of Shares      Number of Shares
-------------                                                            ----------------      ----------------
Undesignated Preferred Stock, Par Value $100 Per Share                         125,000                         0
Undesignated Preferred Stock, Par Value up to $100 Per Share                 2,200,000                         0
Undesignated Preference Stock, Par Value $5 Per Share                        2,000,000                         0
Common Stock, Par Value $5 Per Share                                        16,000,000                10,844,635


         III. The Company desires an amendment to its Charter to (i) amend
Section 1.01 to eliminate therefrom the 125,000 authorized shares of Undesignated Preferred Stock, Par Value $100 Per Share and the 2,000,000 authorized shares of Undesignated Preference Stock, Par Value $5 Per Share; (ii) further amend Section 1.01 to increase the number of authorized shares of Undesignated Preferred Stock, Par Value up to $100 Per Share to 4,000,000; (iii) amend Section 2.01 to define "Preferred Stock" as any class of preferred stock of the Company (and any series thereof) authorized by the Charter; (iv) amend Sections 2.03, 4.01 and 5.01 to allow for cumulative and non-cumulative dividends on Preferred Stock; (v) amend Section 4.05 to provide holders of Preferred Stock with certain voting rights and (vi) eliminate therefrom in their entirety Section 8 (provisions related to Class A Convertible Stock) and Section 9 (provisions related to Preference Stock), all as set forth in Exhibit A to the Certified Abstract from the Minutes of the Board of Directors of the Company delivered herewith.

         IV. This petition for the proposed amendment has been duly authorized by the action of more than two-thirds in amount of the entire capital stock of the Company outstanding and entitled by the terms of its Charter or state law to vote thereon by Written Consent of the Sole Shareholder of the Company. The affirmative vote of (i) the holders of record of at least 66-2/3% of the shares of common stock of the Company outstanding and entitled to vote and (ii) the holders of at least 66-2/3% of the total number of shares of preferred stock outstanding was required to adopt the foregoing amendment. There were 10,844,635 shares of common stock of the Company outstanding and entitled to vote thereon of which all were voted in favor of the foregoing amendment. There were no other outstanding shares of capital stock of the Company.

         V. Petitioner respectfully presents this, its petition for an amendment to its Charter, as heretofore amended, and asks that the same be granted as herein prayed for and that all other rights, powers and privileges contained in its original charter, as heretofore amended, and such as are incident to like corporations under the laws of Georgia, do continue and remain of force and be approved and confirmed.

                                        SAVANNAH ELECTRIC AND POWER COMPANY


                                        By:   /s/Kirby R. Willis
                                             Kirby R. Willis
                                             Vice President, Treasurer and
                                             Chief Financial Officer

Attest:

/s/Nancy E. Frankenhauser
Nancy E. Frankenhauser
Secretary

Date:  May 25, 2004

                   CERTIFIED ABSTRACT FROM THE MINUTES OF THE
            BOARD OF DIRECTORS OF SAVANNAH ELECTRIC AND POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                      TWENTY-SIXTH AMENDMENT TO ITS CHARTER


         On motion, duly made and seconded, the following resolution was unanimously adopted by the Board of Directors of the Company:

         RESOLVED: That it is desirable and in the best interests of the Company to seek the approval of the Company's shareholders to amend the Company's charter, substantially in the form of the amendment attached hereto as "Exhibit A" (the "Amendment");

         RESOLVED FURTHER: That, if the holder of record of the Company's outstanding common stock votes affirmatively for the proposal to amend the Charter, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company be and hereby are authorized and directed to make application to the Secretary of State of the State of Georgia that the Charter of Savannah Electric and Power Company, dated August 5, 1921, as heretofore amended by certificates of the Honorable Secretary of State dated (1) September 29, 1924, (2) November 15, 1926, (3) July 11, 1930,
(4) June 19, 1942, (5) July 13, 1945, (6) December 31, 1945, (7) November 18,
1948, (8) April 20, 1953, (9) November 25, 1953, (10) May 23, 1954, (11) October
13, 1954, (12) April 7, 1955, (13) March 5, 1957, (14) April 17, 1957, (15)
April 9, 1964, (16) March 3, 1970, (17) October 23, 1972, (18) October 15, 1975,
(19) January 12, 1982, (20) August 7, 1984, (21) August 6, 1986, (22) March 1,
1988, (23) December 9, 1988, (24) November 10, 1993 and (25) December 3, 1998,
be further amended to so amend Sections 1.01, 2.01, 2.03, 4.01, 4.05, 5.01, 8 and 9 (all other terms and provisions of the Charter to remain unchanged); and that the officers of the Company be and they are hereby authorized and empowered to take all such other action as any one of them may deem necessary or desirable to effect the Amendment;

         RESOLVED FURTHER: That the Secretary of the Company shall certify under the seal of the Company a copy of this resolution and attach it to the petition for twenty-sixth amendment to the Charter to be filed with the Secretary of State of the State of Georgia; and

         RESOLVED FURTHER: That the officers of the Company be, and they hereby are, authorized and directed to do and perform all such acts, matters and things as may be necessary or appropriate to carry out the proposals described in the foregoing resolutions in the manner provided by law and otherwise to consummate the transactions contemplated thereby.

                                    Exhibit A
                          Form of Amendment to Charter

The provisions of the Charter of the Company, as heretofore amended, are hereby further amended as follows:

                                       1.

           Section 1.01 thereof is deleted in its entirety and replaced with the following:

           "SECTION 1.01. The number of shares of capital stock of Savannah Electric and Power Company authorized to be outstanding at any one time is 20,000,000 shares consisting of:

     16,000,000 shares of Common Stock of the par value of $5 per share; and

           4,000,000 shares of Preferred Stock of such par value per share (up to $100 per share) as shall be fixed by resolutions duly adopted by the common stockholders of the Company prior to the issue and sale thereof. The filing with the Secretary of State of Georgia or other appropriate office of a copy of such resolution duly certified by the Secretary or an Assistant Secretary of the Company shall conclusively establish the adoption of such resolution.

           A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of said classes of stock is as follows:"

                                       2.

           Section 2.01 thereof is deleted in its entirety and replaced with the following:

           "SECTION 2.01. The term "Preferred Stock" shall mean any class of preferred stock of the Company (and any series thereof) authorized hereby."

                                       3.

           Section 2.03 thereof is amended by inserting at the end of the first sentence the following proviso, "; provided, however, that with respect to non-cumulative Preferred Stock, accrued dividends shall be determined without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared."

                                       4.

           Section 4.01 thereof is amended by deleting it in its entirety thereof and replacing it with the following paragraphs:

           "SECTION 4.01. Dividend Rights. Dividend rights, including the cumulative or non-cumulative nature thereof and the relative rights of priority, if any, of payment, on shares of any class of Preferred Stock (and any series thereof) shall be as specified in any amendment or amendments to the Charter establishing the terms thereof.

           So long as any shares of Preferred Stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of any class of Junior Stock, nor any sums applied to the purchase, redemption or other retirement of any class of Junior Stock, unless (i) full dividends on all shares of cumulative Preferred Stock, of all classes outstanding, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared, and
(ii) full dividends for the three immediately preceding quarterly dividend periods and the then-current dividend period (or in the event there have been fewer than three full dividend periods, then for each dividend period since the date of original issuance of any non-cumulative Preferred Stock) on all shares of non-cumulative Preferred Stock, of all classes outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preferred Stock shall not bear interest.

           When specified dividends are not paid in full on all classes of Preferred Stock, the shares of each class of Preferred Stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative Preferred Stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared."

                                       5.

           Section 4.05 thereof is amended by deleting in its entirety the first full paragraph thereof and replacing it with the following paragraph:

           "SECTION 4.05. VOTING RIGHTS. The holders of Preferred Stock shall not be entitled to vote, except as follows:

           (a) as provided above under Section 4.04, but in the case of any class of Preferred Stock, subject to the changes therein, as may be specified, if any, together with such other rights as may be provided in any amendment or amendments to the Charter establishing or amending the terms thereof;

           (b) as may from time to time be required by the laws of the State of Georgia; and

           (c) in the event that (1) with respect to non-cumulative Preferred Stock, any six quarterly dividends (whether or not consecutive and whether or not earned and declared), or (2) with respect to cumulative Preferred Stock, any six consecutive quarterly dividends, in either case, have not been paid in full on such series of Preferred Stock, the holders of such Preferred Stock will have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors of the Company and the size of the Company's Board of Directors will be increased accordingly to effect such election. The rights of such holders of Preferred Stock to elect (together with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) members of the Board of Directors of the Company will continue until such time as (A) with respect to non-cumulative Preferred Stock, full dividends on such Preferred Stock have been paid or declared and set apart regularly for at least one year (i.e., four consecutive full quarterly dividend periods), or (B) with respect to cumulative Preferred Stock, the dividends in arrears and the current dividend on such Preferred Stock shall have been paid or declared and set aside for payment, at which time, in either case, such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends of the character described above. Upon any termination of the right of the holders of shares of Preferred Stock to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately."

                                       6.

           Section 5.01 is amended by deleting the word "cumulative" from the second line thereof.

                                       7.

           Sections 8 and 9 thereof are deleted in their entirety.

         I, Nancy E. Frankenhauser, Secretary of Savannah Electric and Power Company, do hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Savannah Electric and Power Company, duly held on May 4, 2004, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 25th day of May, 2004.




                                                     /s/Nancy Frankenhauser
                                                           Secretary

                                                            (SEAL)

               CERTIFIED ABSTRACT FROM THE WRITTEN CONSENT OF THE
             SOLE SHAREHOLDER OF SAVANNAH ELECTRIC AND POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                      TWENTY-SIXTH AMENDMENT TO ITS CHARTER


         The following resolution was adopted by written consent of the sole shareholder of the outstanding shares of the Company's stock:



     RESOLVED: That there be and hereby is approved and adopted an amendment to the Charter of Savannah Electric and Power Company in the form attached hereto as "Exhibit A."

                                    Exhibit A
                          Form of Amendment to Charter

The provisions of the Charter of the Company, as heretofore amended, are hereby further amended as follows:

                                       1.

           Section 1.01 thereof is deleted in its entirety and replaced with the following:

           "SECTION 1.01. The number of shares of capital stock of Savannah Electric and Power Company authorized to be outstanding at any one time is 20,000,000 shares consisting of:

     16,000,000 shares of Common Stock of the par value of $5 per share; and

           4,000,000 shares of Preferred Stock of such par value per share (up to $100 per share) as shall be fixed by resolutions duly adopted by the common stockholders of the Company prior to the issue and sale thereof. The filing with the Secretary of State of Georgia or other appropriate office of a copy of such resolution duly certified by the Secretary or an Assistant Secretary of the Company shall conclusively establish the adoption of such resolution.

           A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of said classes of stock is as follows:"

                                       2.

           Section 2.01 thereof is deleted in its entirety and replaced with the following:

           "SECTION 2.01. The term "Preferred Stock" shall mean any class of preferred stock of the Company (and any series thereof) authorized hereby."

                                       3.

           Section 2.03 thereof is amended by inserting at the end of the first sentence the following proviso, "; provided, however, that with respect to non-cumulative Preferred Stock, accrued dividends shall be determined without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared."

                                       4.

           Section 4.01 thereof is amended by deleting it in its entirety thereof and replacing it with the following paragraphs:

           "SECTION 4.01. Dividend Rights. Dividend rights, including the cumulative or non-cumulative nature thereof and the relative rights of priority, if any, of payment, on shares of any class of Preferred Stock (and any series thereof) shall be as specified in any amendment or amendments to the Charter establishing the terms thereof.

           So long as any shares of Preferred Stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of any class of Junior Stock, nor any sums applied to the purchase, redemption or other retirement of any class of Junior Stock, unless (i) full dividends on all shares of cumulative Preferred Stock, of all classes outstanding, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared, and
(ii) full dividends for the three immediately preceding quarterly dividend periods and the then-current dividend period (or in the event there have been fewer than three full dividend periods, then for each dividend period since the date of original issuance of any non-cumulative Preferred Stock) on all shares of non-cumulative Preferred Stock, of all classes outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preferred Stock shall not bear interest.

           When specified dividends are not paid in full on all classes of Preferred Stock, the shares of each class of Preferred Stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative Preferred Stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared."

                                       5.

           Section 4.05 thereof is amended by deleting in its entirety the first full paragraph thereof and replacing it with the following paragraph:

           "SECTION 4.05. VOTING RIGHTS. The holders of Preferred Stock shall not be entitled to vote, except as follows:

           (a) as provided above under Section 4.04, but in the case of any class of Preferred Stock, subject to the changes therein, as may be specified, if any, together with such other rights as may be provided in any amendment or amendments to the Charter establishing or amending the terms thereof;

           (b) as may from time to time be required by the laws of the State of Georgia; and

           (c) in the event that (1) with respect to non-cumulative Preferred Stock, any six quarterly dividends (whether or not consecutive and whether or not earned and declared), or (2) with respect to cumulative Preferred Stock, any six consecutive quarterly dividends, in either case, have not been paid in full on such series of Preferred Stock, the holders of such Preferred Stock will have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors of the Company and the size of the Company's Board of Directors will be increased accordingly to effect such election. The rights of such holders of Preferred Stock to elect (together with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) members of the Board of Directors of the Company will continue until such time as (A) with respect to non-cumulative Preferred Stock, full dividends on such Preferred Stock have been paid or declared and set apart regularly for at least one year (i.e., four consecutive full quarterly dividend periods), or (B) with respect to cumulative Preferred Stock, the dividends in arrears and the current dividend on such Preferred Stock shall have been paid or declared and set aside for payment, at which time, in either case, such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends of the character described above. Upon any termination of the right of the holders of shares of Preferred Stock to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately."

                                       6.

           Section 5.01 is amended by deleting the word "cumulative" from the second line thereof.

                                       7.

           Sections 8 and 9 thereof are deleted in their entirety.

           I, Nancy E. Frankenhauser, Secretary of Savannah Electric and Power Company, do hereby certify that the foregoing is a true and correct copy of the resolution duly and regularly adopted by written consent of the sole shareholder of Savannah Electric and Power Company, effective May 19, 2004, and that said resolution has not since been rescinded but is still in full force and effect.


         Given under my official signature and the seal of said Company this 25th day of May, 2004.




                                                     /s/Nancy Frankenhauser
                                                            Secretary

                                                             (SEAL)